                                                                  EXHIBIT 10(t)

STATE OF NORTH CAROLINA
WAKE COUNTY

                            MEMORANDUM OF AGREEMENT


     THIS AGREEMENT is entered into between Med Covers, Inc., a North Carolina Corporation ("Med Covers") and Koszegi Industries, Inc., an Indiana Corporation and its parent company, Forward Industries, Inc., jointly and severally, and collectively referred to herein as "Koszegi."

SUMMARY: Med Covers and Koszegi are manufacturers, distributors, and sellers of products used to carry and protect equipment and other products. Koszegi is phasing out US production of certain items in its product line and it is the intent that Med Covers shall manufacture these items in its existing facilities in North Carolina for resale by Koszegi. Koszegi has resources related to its current manufacturing which will no longer be required when this takes place, some of which Med Covers shall acquire. This memorandum sets out the basic terms of the cooperation between the parties.

                                 MANUFACTURING

1. Med Covers shall manufacture and Koszegi shall purchase those products required by Koszegi and of a type presently produced by Koszegi's production plant in the United States, in such quantities as Koszegi may determine it requires. Products, pricing, and quantities shall be established for various products on a reasonable basis, it being the intent that Med Covers provide manufacturing capability to replace Koszegi's present production. Notwithstanding, Med Covers shall not be required to accept orders to produce any product in quantities beyond its reasonable capabilities, nor shall Koszegi be required to purchase products if Medcovers is unable to meet specific requirements of price, requested delivery date or production capability for that order. Where material or labor costing assumptions provided by Koszegi have been used by Med Covers to establish its prices, and said assumptions are subsequently determined to have been clearly erroneous, Med Covers reserves the right to adjust pricing on future orders of the same product, or future releases against a blanket purchase order, to the extent of necessary adjustments. Except as otherwise provided in this paragraph, acceptance of an order by Medcovers shall be deemed acceptance of the price and terms relating to that order.

2. Quality shall be equivalent to that of products presently produced by Koszegi in its own facilities. Koszegi may provide, at its discretion and expense, a person having quality control experience to reasonably monitor production at the Med Covers Kenly, N.C., facility and to coordinate quality control matters with Med Covers production personnel for their mutual interest in maintaining customer satisfaction and minimizing rejected or otherwise unsatisfactory products. Each party may report to the other's management any quality control issues not reasonably resolved and which require management involvement. It is understood that Koszegi's quality control coordinator shall have neither responsibility for, nor authority to, direct the activities of Med Covers employees. If Koszegi has employed an on-site quality control representative, then the representative must sign off on a sample production for any project before Med Covers begins full production. Med Covers may not change the design, appearance, or materials used without a new signed-off sample approved or written approval from Koszegi. When a shipment has been approved by the Koszegi representative, that shipment shall be deemed to have met Koszegi standards. However, Med Covers shall continue to be responsible for manufacturing defects of individual items within that shipment.

3. Unless otherwise agreed, Med Covers shall not be required to maintain inventory of any products, and shall be entitled to invoice all product orders when completed, taking into account requested shipping dates. Notwithstanding, Med Covers shall be entitled to rely on purchase orders for deferred shipping dates to develop economical production runs, and may produce product in advance which it shall hold at its own expense until the shipping date shown on the purchase order.

4. It is recognized that for purposes of marketing and customer relations, Koszegi desires that the manufacturing of its products by Med Covers not be publicized or disclosed except as may be required by law. Med Covers shall take reasonable steps to use Koszegi labeling, packaging materials, and documentation separate from its own. However, Med Covers shall not be liable to Koszegi for any disclosures unless arising out of gross negligence or wilful or wanton acts of Med Covers management personnel. Med Covers shall not be required to give false information to any party, or omit information concerning its manufacture of product where to do so would expose Med Covers to criminal or civil liability.

5. Payment terms shall be net 30 days from invoice date, 2% discount if paid within 10 days, unless otherwise agreed. Failure to pay invoices overdue by at least 15 days shall result in a late charge of 1.5% per month on the outstanding balance. For purposes of this paragraph, payment dates shall be calculated based on the date payment is received by Med Covers. If collection actions are commenced in respect of unpaid balances, Med Covers shall be entitled to court costs and reasonable attorney fees up to the maximum amount allowed by law.

6. In the event that Med Covers makes a separate charge for design, creating patterns, or making tools or dies for specific products, then the patterns, tools or dies shall become the property of Koszegi. Any patterns, tools or dies provided to Med Covers by Koszegi shall remain the property of Koszegi. Otherwise, all designs, patterns, tools or dies shall remain the property of Med Covers. Any software or other digital files relating to design or production of products shall also be subject to any restrictions imposed by the owner or licensor of the software used to prepare said files, including but not limited to the requirement that Koszegi obtain at its own expense software licenses necessary to use the specific data files to be provided by Med Covers. Except as otherwise provided in this paragraph, any and all design work carried out by Med Covers shall be deemed for the purposes of carrying out its manufacturing obligations under this agreement and shall not be deemed "work for hire."

7. Each part acknowledges that to carry out the production provided for in this agreement, disclosure of business and technical information which has actual and potential commercial value may be required, including but not limited to customer and prospect names and lists, design, pricing, and costing information not being generally known. In order that its confidential and proprietary information may be protected, each party promises to the other that it and its personnel will not, during the term of the Agreement and for a period of three (3) years thereafter (regardless of the reason for the termination of the Agreement):

    a. Med Covers shall not solicit for orders, accept orders from or service any customer of Koszegi in respect of products manufactured by Med Covers for Koszegi during the term of this agreement;

    b. Koszegi shall not solicit for orders, accept orders from, or service any customers or prospects of Med Covers in respect of products manufactured by Med Covers in its own name, during the term of the Agreement;

    c. Disclose to any individual, firm, association, corporation, or other enterprise, nor use for one party's own benefit, any business, trade, financial, customer, product or sales information which shall become known to the other in the course of carrying out the obligations under this Agreement, such information being deemed confidential to the extent not known generally in the trade.

    Each acknowledges that the remedies at law for the breach of any of the promises contained in this paragraph shall be deemed inadequate and that either party shall be entitled to injunctive relief for any such breach.

8. Product warranties for accepted goods are limited to repair or replacement of products arising out of defects in materials or workmanship. All other warranties are disclaimed and excluded, including but not limited, to express or implied warranties of merchantability and express or implied warranties of fitness for a particular purpose. Koszegi shall not extend to any third party, by express terms or implication, any warranty excluded under this paragraph, and shall indemnify and hold Med Covers harmless from any and all claims arising therefrom, including but not limited to court costs and attorney fees. Med Covers shall accept return for credit of products which Koszegi or its customers have rejected, consistent with applicable Uniform Commercial Code provisions, for failure to meet quality requirements.

                          RESOURCES -- TANGIBLE ASSETS

9. Upon the transition of production of any product or products from Koszegi to Med Covers, Koszegi shall ship to Med Covers at its expense its remaining inventory of materials used in the manufacture of those products to be manufactured by Med Covers. Med Covers shall not be obligated to purchase this inventory until required for firm orders placed by Koszegi, but Med Covers shall endeavor to use Koszegi inventory before purchasing similar inventory elsewhere. All inventory shall be sold at the lower of cost or market, taking into account any variations in shipping costs to produce a cost delivered Kenly, N.C., not greater than Med Covers could obtain from a regular supplier of that material. Provided that Koszegi has paid all amounts due Med Covers, Med Covers shall remit to Koszegi the appropriate payment for inventory used not later than the 10th of the following month.

10. Koszegi shall deliver to Med Covers at its facility all patterns, tools and dies used for production of products which Med Covers is to manufacture for Koszegi. Koszegi shall retain ownership of these resources.

11. Med Covers shall select and purchase certain production machinery and equipment owned by Koszegi located in its South Bend, Indiana, facility, provided that Med Covers shall select and purchase at least $200,000 thereof based on prices as determined below. Once Med Covers has completed its selection, Koszegi shall maintain the equipment in substantially the same condition as on the date of selection, and the machinery and equipment selected shall comprise a complete package from which items may not be deleted or substituted without the consent of both parties. Pricing shall be as agreed not to exceed appraised orderly liquidation value prices as shown on the Accuval appraisal dated April 7, 1998, copy attached hereto as Exhibit "A", and includes disassembly, packing, and shipping to the appropriate Med Covers facility. Risk of loss or damage remains with Koszegi until received by Med Covers.

    Koszegi shall provide a bill of sale with warranties of title to Med Covers, and shall provide releases or termination of any security interests, UCC filings, and the like, if any, which may affect title to the equipment, provided that the obligation to pay for the machinery and equipment shall be secured by such machinery and equipment, and Med Covers hereby grants Koszegi a security interest therein and agrees to cooperate with Koszegi in filing required UCC-1's thereon and taking all action necessary to maintain a perfected first lien thereon until the purchase price therefor is paid. The parties agree to promptly execute a separate security agreement containing standard provisions and such other documents as may be required to perfect the security interest as set out herein. No payment shall be due for the first 6 months after final shipment of the equipment. Thereafter, payment shall be based upon Med Covers invoices of products purchased by Koszegi at the rate of 3% on the first $150,000.00 of products invoiced per month by Med Covers, 4.5% of the next $50,000.00 and 6% on all amounts in excess of $200,000.00 until the outstanding balance has been paid in full. Provided that Koszegi has paid the qualifying invoices according to terms as set out herein, Med Covers shall remit to Koszegi the appropriate payment not later than the 10th of the following month. However, if after 36 months this Agreement has expired and not been renewed, or if this agreement is terminated pursuant to Paragraph 17, then any outstanding balances shall be due. In this event, Med Covers shall either pay all outstanding balances in full or elect to amortize the remaining balance over 18 months in 18 equal payments bearing interest at 8% per annum and shall sign a promissory note(s) to this effect.

                             RESOURCES -- PERSONNEL

12. Koszegi shall provide to Med Covers relevant employment details of important management and operational employees, excluding sales and service personnel. Prior to Koszegi giving notice of termination to any of these employees, Med Covers shall be given to the opportunity to approach and offer employment to any employees it considers desirable for its operations in North Carolina. Koszegi shall be supportive of Med Covers efforts in this regard. However, Med Covers shall not be under obligation to offer employment to any Koszegi employee, and Koszegi shall make no representations concerning the terms and conditions of any position which Med Covers may offer except with the express consent of Med Covers. Unless specifically offered by Med Covers to a specific employee, neither party shall make any representations to an employee, express or implied, that relocating to North Carolina should be deemed an inducement to enter into an employment contract or in any other way to modify the common law relationship of employment at will.

                               GENERAL CONDITIONS

13. Koszegi and Med Covers are independent parties, and the relationship is that of a buyer and a seller of goods. The relationship does not create a general agency. Neither has authority to bind the other in any relationship to third parties.

14. The prices of all products shown sold by Med Covers to Koszegi are in U.S. dollars, F.O.B. factory. Koszegi shall submit purchase orders for acceptance by Med Covers at its offices in Raleigh, North Carolina. Unless otherwise agreed, Med Covers shall ship, F.O.B. Kenly, North Carolina, when production is completed.

15. Each party acknowledges the others ownership of all patents and trademarks pertaining to its products and that it will acquire no interest in such intellectual property rights by reason of this agreement.

16. Subject to the provisions for termination as hereinafter provided, the term of the Agreement, as amended from time to time, shall begin on the date of execution of this Agreement and shall expire three years thereafter unless renewed in writing signed by both parties not less than 180 days prior to the expiration date.

17. Upon failure of a party to substantially comply with this agreement, including, but not limited to, timely payment of moneys owed to the other, either party may terminate the Agreement after giving sixty (60) days written notice to the other of the intent to terminate for cause, after setting out, with particularity, the basis for the termination, and the other party not having cured the ground(s) for the noticed termination within forty-five days after the notice having been given. The parties shall deal with each other in good faith during the sixty (60) day period after any notice to terminate has been given. Notwithstanding, Med Covers shall be under no obligation to manufacture or ship any products if payment for prior shipments remain outstanding past their due date. Remedies under this paragraph shall be in addition to any other remedies available to the other under prevailing law.

18. Any notice required or permitted to be given under the Agreement shall be sufficient if in writing, and if sent by registered mail to the principal office of the party being noticed.

19. The Agreement shall be binding upon and shall inure to the benefit of the parties, their respective representatives, successors and assigns. This Agreement shall not be assigned without the written consent of the other parties, such consent not to be unreasonably withheld.

20. The Agreement shall be deemed to express, embody and supersede all previous understandings, agreements and commitments, whether written or oral, between the parties with respect to the subject matter hereof and to fully and finally set forth the entire agreement between the parties. No modifications shall be binding unless stated in writing and signed by both parties.

21. The Agreement shall be governed by the laws of the State of North Carolina including the applicable provisions of the Uniform Commercial Code -- Sales except where in conflict with the specific terms of this Agreement. All purchases of product by Koszegi shall be deemed to take place in Raleigh, Wake County, North Carolina, regardless of the originating point of the order or where shipment takes place.

22. Any controversy or claim arising out of related to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any award in arbitration may include attorney fees to the prevailing party. During any period of arbitration, the parties hereto shall otherwise perform its duties and obligations under the terms of this Agreement until settlement of such arbitration.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement in triplicate
originals effective         , 1998.



Med Covers, Inc.




By: /s/                                Title:   C.E.O.
   -------------------------------           -----------------------------------
   (CORPORATE SEAL)




ATTEST: /s/ Jack Van Schoor
       ---------------------------
           7/31/98     Secretary



Koszegi Industries, Inc.



By:                                    Title:
   -------------------------------           -----------------------------------


     (CORPORATE SEAL)


ATTEST:
         -----------------------
             Secretary



Forward Industries, Inc.



By:                                    Title:
   -------------------------------           -----------------------------------


     (CORPORATE SEAL)


ATTEST:
         -----------------------
             Secretary